UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2024

BRC Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41275	87-3277812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1144 S. 500 W
Salt Lake City, UT 84101
(Address of principal executive offices, including Zip Code)
(801) 874-1189
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BRCC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Directors

On June 7, 2024, the Board of Directors (the “Board”) of BRC Inc. (the “Company”) increased the size of the Board from six to eight members and appointed Mr. Lawrence “Chip” Molloy and Major General Retired Clayton Hutmacher to fill the vacancies created by such increase in the size of the Board.  Mr. Molloy will serve on the Board as a Class I director until the Company’s 2026 annual meeting of stockholders and Mr. Hutmacher will serve as a Class II director until the Company’s 2027 annual meeting of stockholders.  The Board has appointed Mr. Molloy to serve as a member of the Compensation Committee of the Board (the “Compensation Committee”) and as chair of the Audit Committee of the Board (the “Audit Committee”), and appointed Mr. Hutmacher to serve as a member of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”).

The Board decided upon Mr. Molloy’s and Mr. Hutmacher’s appointment after receiving a nomination and recommendation from the Nominating Committee.  Mr. Molloy was appointed to the Board as a nominee of Engaged Capital Investors pursuant to the Investor Rights Agreement, dated February 9, 2022 (the “Investor Rights Agreement”), by and among the Company, Engaged Capital Investors, Evan Hafer and the other parties thereto.  In addition, Mr. Hutmacher was appointed to the Board as a nominee of Mr. Hafer pursuant to the Investor Rights Agreement.  The Board has determined that each of Mr. Molloy and Mr. Hutmacher qualify as an independent director for purposes of the rules of the New York Stock Exchange (the “NYSE”) as well as applicable rules of the Securities and Exchange Commission (the “SEC”).  The Board has also determined that Mr. Molloy qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC and can read and understand fundamental financial statements in accordance with applicable requirements.

Mr. Hutmacher is the President and Chief Executive Officer of the Special Operations Warrior Foundation, a nonprofit organization dedicated to funding the education – from preschool through college – of the children of special operations personnel who’ve lost their lives in the line of duty as well as the children of all Medal of Honor recipients, a role he has served in since 2018. Mr. Hutmacher served at every level in the U.S. Special Operations community ultimately becoming the Director of Operations of the United States Special Operations Command before retiring as a Major General (2 star). Mr. Hutmacher holds a bachelor’s degree in aerospace management from Embry Riddle Aeronautical University, a master’s degree in national security and strategic studies from the United States Naval Command and Staff College, and a master’s degree in strategic studies from the United States Army War College.

Mr. Molloy brings extensive financial, consumer, and retail experience to the Board as the former Chief Financial Officer of numerous public consumer companies. Most recently, Mr. Molloy was Chief Financial Officer of Sprouts Farmers Market Inc. (“Sprouts”) from September 2021 to December 2023. He served as director and Chair of the Audit and Compensation Committees of Sprouts’ board from 2012 to 2021 and Interim Chief Financial Officer of Sprouts from June 2019 to February 2020. Prior to Sprouts, Mr. Molloy served as Interim Chief Executive Officer at Torrid and as the Chief Financial Officer for both Under Armour and PetSmart. During his tenure at PetSmart, he was named Institutional Investor’s Chief Financial Officer of the Year for Specialty Retail in 2011. Mr. Molloy also served as a senior advisor for private equity firm Roark Capital Group and as a board director for Torrid, Wingstop, Pet Supermarket, and Party City. Mr. Molloy currently serves on the boards of Sally Beauty Holdings, Inc. and Pet Valu Holdings Ltd. and as Chair of the Audit Committee for each. Prior to his business career, Mr. Molloy served as a U.S. Navy fighter pilot for 10 years, later retiring from the Naval Reserve with the rank of Commander. Mr. Molloy holds an MBA from the University of Virginia and a Bachelor of Science in Computer Science from the US Naval Academy.

In accordance with the Company’s non-employee director compensation policy that took effect in August 2021, as non-employee directors of the Company Mr. Molloy and Mr. Hutmacher are initially entitled to receive cash compensation in the amount of $50,000 per year for their respective service on the Board.  Mr. Molloy is also entitled to receive cash compensation in the amount of $20,000 for his service as chair of the Audit Committee and $6,000 for his service on the Compensation Committee.  Mr. Hutmacher is also entitled to receive cash compensation in the amount of $6,000 for his service on the Compensation Committee and $5,000 for his service on the Nominating Committee.  Mr. Hutmacher elected to receive such cash compensation in the form of additional restricted stock unit awards, as set forth below.

On June 7, 2024, in connection with their appointments to the Board, Mr. Molloy and Mr. Hutmacher were each granted a restricted stock unit (“RSU”) award under the Company’s 2022 Omnibus Incentive Plan (the “Incentive Plan”) consisting of a joining grant of 24,917 RSUs settleable for shares of the Company's Class A Common Stock, which represents a grant date fair value of $150,000 divided by the closing price of the Company's Class A Common Stock on NYSE on June 7, 2024, rounded down to the nearest whole share, vesting over three years, and a first annual grant of 20,764 RSUs settleable for shares of the Company’s Class A Common Stock, which represents a grant date fair value of $125,000 divided by the closing price of Class A Common Stock on NYSE on June 7, 2024, rounded down to the nearest whole share, vesting after one year. Additionally, Mr. Hutmacher was granted 10,133 RSUs settleable for shares of Class A Common Stock, which represents a grant date fair value of $61,000 divided by the closing price of Class A Common Stock on NYSE on June 7, 2024, rounded down to the nearest whole share, vesting quarterly, in lieu of his annual cash compensation.

Mr. Molloy and Mr. Hutmacher are each also eligible for future annual grants with an aggregate grant date fair value of $125,000, rounded down to the nearest whole share, which shall vest in full on the first anniversary of the date of grant, subject to their respective continued service with the Company through the vesting date.

The Company also entered into an indemnification agreement with each of Mr. Molloy and Mr. Hutmacher in the same form as its standard form of indemnification agreement with its other directors.

There are no family relationships between either of Mr. Molloy or Mr. Hutmacher and any director or executive officer of the Company.  Neither Mr. Molloy nor Mr. Hutmacher has engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

On June 11, 2024, the Company issued a press release announcing the appointment of Mr. Molloy and Mr. Hutmacher to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description
99.1	Press Release, dated June 11, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2024
BRC INC.

	By:	/s/ Andrew McCormick
	Name:	Andrew McCormick
	Title:	General Counsel and Corporate Secretary